                                                                   EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between InfoCure Corporation, a Delaware corporation ("Company"), and Richard E. Perlman ("Executive") is hereby entered into as of the 1st day of January, 1998 (the "Effective Date").

     WHEREAS, Company is engaged in the business of providing practice management software products and related services that address the needs of health care providers to manage and communicate administrative, practice management and clinical applications designed to meet the information requirements of the vast majority of medical specialties and office-based health care practices in the United States (the "Business"); and

     WHEREAS, Executive desires to be employed by Company and Company desires to employ and assure itself of the continued services of Executive on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

     1.   Employment and Duties.
          ---------------------

          A. Company shall employ Executive as Chairman of the Board of Directors and Chief Financial Officer during the term of his employment as set forth in this Agreement and Executive hereby accepts such employment. Executive shall report to the President and Board of Directors of Company and shall have duties and responsibilities as set forth on Exhibit A and/or as may be assigned,
                                            ---------
from time to time, by the President and Board of Directors of Company (the "Duties"). If at any time during the term of this Agreement, the Board appoints a person other than the Executive to fill the office of Chief Financial Officer, the Executive shall at such time continue to hold the office of Chairman of the Board and both the Company and the Executive shall in all respects continue to be bound by this Agreement.

          B. The Company shall use its best efforts to cause the Executive to be nominated for and elected to the Board of Directors of the Company during the term of his employment.

          C. The location of the Executive's principal office for the performance of services hereunder shall be New York City. The Executive shall, from time to time and at any time upon the request of the Company be present at the Company's office in Atlanta, Georgia. The Executive shall be reimbursed for expenses incurred by him in traveling to the Company's office in Atlanta, Georgia and, when present in Atlanta, shall be entitled to the use of the Company's apartment.

          D. The Executive shall devote approximately forty (40) hours per week to the performance of his duties hereunder. Neither the foregoing nor any other provision of this Agreement is intended or shall be construed as preventing Executive from devoting his time and effort to charitable, community activities and other business non-competitive to the Business substantially to the same extent as he has devoted time and effort prior to the effective date of this Agreement provided that such involvement with such activities does not materially interfere with the performance of his duties under this Agreement.

     2.   Compensation.
          ------------

          A.   Base Salary.  During the Term (as defined below), Company shall
               -----------
pay to Executive a base salary ("Base Salary") of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) per year, payable in arrears in accordance with the Company's standard payroll practices for senior executives (but in no event less frequently than in equal semi-monthly payments). In the event of a Disability, to the extent payments are received under an employer-sponsored disability program, the payments hereunder are to be reduced by an amount equal to such disability payments.

          B.   Incentive Compensation.  During the Term of this Agreement, in
               ----------------------
addition to the Base Salary as provided in Section 2.A. above, Executive shall be eligible for annual incentive compensation (the "Incentive Compensation") pursuant to a program established by Company's Board of Directors in its sole and absolute discretion, from time to time, provided that the Goals (as defined below) of said program are met by Executive. The Incentive Compensation program shall be based upon the achieving of certain revenue and/or profit goals and/or other goals (the "Goals") of Company. Upon the establishment of the program and Goals, the parties agree to enter into an agreement setting forth the Incentive Compensation program and Executive's eligibility to participate in said program, which agreement shall be attached hereto as Exhibit B and shall constitute a
                                            ---------
part of this Agreement. This Incentive Compensation is over and above the cash bonus described on Schedule B, which is attached hereto and shall constitute a
                   ----------
part of this Agreement.

          C.   Employee Benefit Programs.  Executive shall be eligible to
               -------------------------
participate in all employee benefit programs generally available to senior executive officer of the Company; including medical and hospitalization programs; employee stock option and bonus plans generally made available to employees of Executive's employment status; now or hereafter made available, subject to the terms and conditions of such programs, including eligibility. It is understood that Company reserves the right to modify and rescind any program or adopt new programs in its sole discretion. Company may, in its sole discretion, maintain key man life insurance on the life of Executive and designate Company as the beneficiary. Executive agrees to execute any documents necessary to effect such policy.

          D.   Vacation.  Executive shall accrue six (6) weeks of vacation
               --------
during each calendar year during the term of this Agreement (with such vacation time pro-rated for 1997). Vacation time shall be taken at such time as not to materially interfere with the Business of Company and must be pre-approved by Company. Vacation time may not be carried forward from one (1) calendar year to another.

          E.   Automobile Allowance.  Executive shall be entitled to receive an
               --------------------
automobile allowance of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per month to cover the costs associated with an automobile (including lease, insurance and maintenance expense) and shall be entitled to reimbursement of operating costs when operated for business purposes. The automobile allowance shall be payable semi-monthly.

          F.   Business Expenses.  The Executive shall be entitled to be
               -----------------
reimbursed for reasonable business expenses incurred by him in connection with his services hereunder in accordance with the Company's policies and procedures for its senior executives.

     3.   Term.  The term of employment of Executive under this Agreement shall
          ----
be for a period of four (4) years (the "Term") commencing on the date hereof and ending on the fourth (4th) anniversary thereof, subject to earlier termination as provided in Section 4; provided, however, that at the end of such four (4) year period and each anniversary date thereafter, the term of this Agreement will automatically be extended for an additional year unless, not later than six
(6) months prior to the end of such four (4) year period or one (1) year extension period, as the case may be, the Company or the Executive shall have given notice that it or he elects not to have the term extended.

     4.   Early Termination.
          -----------------

          A.   For Cause.
               ---------

               (i) Notwithstanding the foregoing, Company may terminate the employment of Executive "for cause" (as hereinafter defined) at any time upon written notice effective immediately. For purposes of this Agreement, "Cause" shall mean that, prior to any termination pursuant to this Section 4.A., Executive shall have committed:

                      (1) An intentional act or acts of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment for Executive at the expense of the Company; or

                      (2) The continued, repeated, intentional and willful refusal to perform the duties associated with Executive's position with the Company, which is not cured within thirty (30) days following written notice to Executive.

For purposes of this Agreement, no act or failure to act on the part of Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors of the Company then in office at a meeting of the Board called and held for such purpose, after reasonable notice to Executive and an opportunity for Executive, together with his counsel (if Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of Executive or his beneficiaries to contest the validity or propriety of any such determination.

               (ii) Upon termination of Executive's employment for cause, Company shall have no further obligation to pay any compensation to Executive for periods after the effective date of the termination for cause, except for Base Salary which accrued as of the termination date. In addition, the right to exercise any vested stock option shall terminate on the thirtieth (30th) day following the effective date of the termination of employment for cause.

          B.   Termination Upon Death or Total and Permanent Disability.
               --------------------------------------------------------

               (i) The employment of Executive shall terminate upon his death or, ten (10) business days after written notice by Company of termination, upon or during the continuance of the Total and Permanent Disability (as hereinafter defined) of Executive.

               (ii) Upon termination upon death or upon or during Executive's Total and Permanent Disability, Company shall have no further obligation to pay any compensation for periods after the effective date of such termination, except for Base Salary which accrued as of the termination date. The term "Total and Permanent Disability" means the suffering by Executive of a Disability for a continuous period in excess of one hundred eighty (180) days, unless extended in writing by Company. A Total and Permanent Disability shall be deemed to commence upon the expiration of such one hundred eighty (180) day period.

               (iii) For purposes hereof, the terms "Disabled" or "Disability" shall mean the suffering by Executive of a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders Executive incapable of continuing each and every one of his or her usual and customary duties in an efficient manner as an employee of Company, as determined by the Board of Directors. No Disability shall be deemed to exist until Executive shall be unable to perform such duties hereunder for seven (7) consecutive days, and after such Disability continues for seven (7) consecutive days, then the same shall be deemed to have existed from the first (1st) day of such Disability. At the end of any Disability (other than a Disability that results in a Total and Permanent Disability as defined below), Executive shall return to work, and this Agreement shall continue as though such Disability had not occurred.

     If Executive desires to return to work at the end of any Disability, but there is a dispute as to whether Executive is able to perform his or her duties hereunder or if there is a dispute as to whether Executive is Disabled or has suffered a Total and Permanent Disability, the issue shall be submitted to a Board of Arbiters consisting of three (3) persons: one (1) physician who specializes in the physical or mental condition which resulted in the Disability (hereinafter referred to as a "Specialist") shall be appointed on behalf of Company by the Board of Directors of Company (with Executive having no vote on this question); the second (2nd) Specialist shall be appointed by Executive and a third (3rd) Specialist shall be appointed by the two (2) Specialists so appointed. If a majority of the Specialists determine that Executive is able to perform his or her duties hereunder on a full-time basis, Executive shall be permitted to return to work under the provisions hereof. Executive agrees to submit medical records requested and to submit to such examination and testing requested by such physician.

          C.   Change in Control.  In the event of a Change in Control (as
               -----------------
hereinafter defined) of Company, and Executive elects, in his sole discretion, to terminate his employment hereunder as of a date within six (6) months after the Change in Control, Executive shall give Company two (2) weeks prior written notice of such termination and Executive shall be entitled to receive, and Company shall pay, on the date of the termination of employment an amount equal to three (3) times Executive's then Base Salary.

          The term "Change in Control" means:

               (i) The acquisition by any person, entity or "group" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("34 Act") (excluding, for this purpose, Company, any of subsidiaries, or any employee benefit plan of Company or any of its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 34 Act) of more than fifty percent (50%) of either the then outstanding shares of common stock of Company or of the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors;

               (ii) Individuals who, as of the date hereof, constitute the board of directors of Company ("Incumbent Board") cease for any reason to constitute at least a majority of the board of directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual is a member of the Incumbent Board; or

               (iii) Approval of the shareholders of Company of a merger, consolidation or other reorganization in each case, with respect to which persons who were the shareholders of Company and optionees immediately prior to such merger, consolidation or other reorganization, immediately thereafter, do not own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized Company's then outstanding voting securities, or of the sale of all or substantially all of the assets of Company; provided, however, in such event the Change in Control will be deemed to have occurred immediately prior to the merger, consolidation or other reorganization.

     Notwithstanding anything to the contrary contained in this Agreement, if Executive is a "disqualified individual" (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto) and if any portion of the payments hereunder would be an "excess parachute payment" (as that term is defined in Section 280G of the Code or any successor provision thereto), but for the application of this sentence, then the amount of such payment otherwise payable to Executive under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero (0)) so that no portion of such payment, as so reduced, constitutes an excess parachute payment, provided, that, any separate compensation arrangements extended to Executive by the Company which involve non-cash compensation shall be reduced first in priority before any reduction in payment hereunder. The Company shall bear responsibility for performing the necessary calculations under this section and shall indemnify Executive, on a grossed-up, after tax (federal, state and local) basis, for any error or omission on the part of the Company which results in additional tax liability to Executive, within five (5) calendar days following determination of the amount of indemnity owed to Executive.

          D.   Termination by Company Without Cause.  In the event either
               ------------------------------------
(i) Company terminates the employment of the Executive, except for cause, prior to the expiration of term of this Agreement as set forth in Section 3. hereof or
(ii) Executive terminates the employment after a Constructive Discharge (as defined below), Company shall pay Executive, as its sole and exclusive liability hereunder, an amount equal to thirty-six (36) months of the Executive's then current monthly base salary. Payment shall be made within five (5) days of such termination.

          For purposes of this Agreement, "Constructive Discharge" shall mean any of the events set forth below which are not cured within fifteen (15) days following written notice thereof by Executive to Company:

               (i)    Any material reduction in Base Salary;

               (ii) A material reduction in Executive's job function, duties or responsibilities, or a similar change in Executive's reporting relationships (other than the appointment by the Board of another person other than the Executive to fill the office of Chief Financial Officer);

               (iii) A required relocation of Executive of more than one hundred (100) miles from Executive's current job location (other than a required relocation to the greater Atlanta metropolitan area);

               (iv) Any material breach of any of the terms of this Agreement by the Company; or

               (v) Any failure by the Company to grant to Executive not later than August 1, 1998 stock options in the amount and on terms set forth on Schedule A.
----------

provided, however, that the term "Constructive Discharge" shall not include a
--------  -------
specific event described in the preceding clause (i), (ii), (iii) or (iv) unless Executive actually terminates his employment with the Company within sixty (60) days after the occurrence of such event.

     5.   No Mitigation Obligation.  The Company hereby acknowledges that it
          ------------------------
will be difficult and may be impossible (i) for Executive to find reasonably comparable employment following the date of termination and (ii) to measure the amount of damages which Executive may suffer as a result of termination of employment hereunder. Accordingly, the payment of the termination compensation by the Company to Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive hereunder or otherwise.

     6.   Confidential Information.
          ------------------------

          A. Company may disclose to Executive certain Confidential Information (defined below). Executive acknowledges and agrees that Company has a reasonable, competitive business interest in the Confidential Information and the Confidential Information is the sole and exclusive property of Company (or a third party providing such information to Company) and that Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, moral right or other property right. Executive acknowledges and agrees that the disclosure of the Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Confidential Information. Executive may use the Confidential Information solely for the benefit of Company while Executive is employed by Company. Except in the performance of services for Company, Executive shall hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Confidential Information or any portion thereof. Executive agrees to return to Company, upon request by Company, the Confidential Information and all materials relating thereto.

          B. Executive acknowledges that his obligations with regard to the Confidential Information shall remain in effect while Executive is engaged by Company and for a period of two (2) years thereafter.

     "Confidential Information" shall mean any confidential or proprietary information possessed by Seller or relating to its business, including, without limitation, any confidential "know-how", trade secrets, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans and new personnel acquisition plans; provided, however, that Executive shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure; (ii) becomes available to Executive in a manner that is not in contravention of applicable law from a source that is not bound by a confidential relationship with Company or by a confidentiality or other similar agreement; (iii) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by Company or one of Company's or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide Company with prompt notice of such requirement so that Company may seek an appropriate protective order prior to any such required disclosure by Executive. Confidential Information may include, but not be limited to, future business plans, licensing strategies, advertising campaigns, information regarding customers, employees and independent contractors and the terms and conditions of this Agreement.

     7.   Non-Solicitation.
          ----------------

          A.   Customers.  During Executive's employment with Company and for
               ---------
a period of twelve (12) months thereafter (the "Restricted Period"), Executive shall not, on his own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise ("Other Entity"), solicit, contact, call upon, communicate with or attempt to communicate with any customer of Company, or any representative of any customer of Company, with a view to providing products and/or services in the Business of Company provided that the restrictions set forth in this Section 7.A. shall apply only to customers of Company, or representatives of customers of Company, with which Company had contact during the two (2) year period immediately preceding termination of his employment with Company (or shorter period if Executive has not then been engaged by Company for two (2) years).

          B.   Employees/Independent Contractors.  During the Restricted Period,
               ---------------------------------
Executive shall not, on his own behalf or on behalf of any Other Entity, recruit or hire, or attempt to recruit or hire, any employees or independent contractors of Company who were employed or engaged by Company, as the case may be, during the one (1) year period prior to the termination of his employment with Company (or shorter period if Executive has not then been engaged by Company for one (1) year).

     8.   Non-Competition.  During the Restricted Period, Executive shall not on
          ---------------
his own behalf or on behalf of any Other Entity, perform the duties and services Executive performs for Company for, or own a material financial interest in, any Other Entity that is competitive with the business of the Company or any of its subsidiaries (as such business is conducted on the first (1st) day of the Restricted Period) within the United States (the "Territory"). The ownership of an interest constituting not more than five percent (5%) of the outstanding debt or equity in a corporation, the shares of which are traded on a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Company or any of its subsidiaries, shall not be deemed a material financial interest in a competitor.

     9.   Acknowledgment.  The parties hereto agree that:  (i) the Restricted
          --------------
Period and Territory contained in this Agreement are reasonably necessary for the protection of Company's legitimate business interests and that the Territory is the area in which Executive shall perform (or currently perform) services for Company; (ii) by having access to information concerning employees, independent contractors and customers of Company, Executive shall obtain a competitive advantage as to such parties; (iii) Executive's covenants and agreements contained in this Agreement are reasonably necessary to protect the interests of Company in whose favor said covenants and agreements are imposed in light of the nature of Company's Business and

Executive's involvement in such Business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Company in light of the substantial harm that Company shall suffer should Executive breach any of the provisions of said covenants or agreements and (v) Executive's covenants and agreements contained in this Agreement form material consideration for this Agreement, the Acquisition Agreement and Executive's employment by Company.

     10.  Remedy for Breach.  Executive agrees that the remedies at law of
          -----------------
Company for any actual or threatened breach by Executive of the covenants contained in Sections 6. through 8. of this Agreement would be inadequate and that Company shall be entitled to specific performance of the covenants in such paragraphs, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of such paragraphs, or both, or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which Company may be legally entitled to recover. Executive acknowledges and agrees that the covenants contained in Sections 6. through 8. of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by Executive against Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by Company of said covenants.

     11.  No Prior Agreements.  Executive hereby represents and warrants to
          -------------------
Company that the execution of this Agreement by Executive and Executive's employment by Company and the performance of Executive's duties hereunder shall not violate or be a breach of any agreement with a former employer, client or any other person or entity.

     12.  Assignment; Binding Effect.  Executive understands that Executive has
          --------------------------
been selected for employment by Company on the basis of Executive's personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 13. below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. Executive has no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between Company and Executive. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     14.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

     To Company:                 InfoCure Corporation
                                 Corporate Headquarters
                                 1765 The Exchange
                                 Suite 450
                                 Atlanta, Georgia 30339
                                 Attention:  Frederick L. Fine

     With a Copy to:             Morris, Manning & Martin, L.L.P.
                                 1600 Atlanta Financial Center
                                 3343 Peachtree Road, N.E.
                                 Atlanta, Georgia 30326
                                 Attention:  Richard L. Haury, Jr., Esq.

     To Executive:               Richard E. Perlman
                                 119 East 84th Street
                                 New York, New York 10028

     With a Copy to:             Anderson, Kill & Olick
                                 1251 Avenue of the Americas
                                 New York City, New York 10020
                                 Attention:  Michael Stamm, Esq.

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. Mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

     15.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This Agreement shall be enforced separately and independently of any other agreement involving the parties hereto. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     16.  Governing Law.  This Agreement shall in all respects be construed
          -------------
according to the laws of the State of Georgia.

     17.  Counterparts.  This Agreement may be executed simultaneously in two
          ------------
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute, but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              COMPANY:

                              InfoCure Corporation



                              By:  Frederick L. Fine
                                   ---------------------------------------------
                                 Its:  President and Chief Executive Officer
                                       -----------------------------------------


                              EXECUTIVE:



                              /s/ Richard E. Perlman                      (SEAL)
                              --------------------------------------------
                              Richard E. Perlman

                                   EXHIBIT A

                            TO EMPLOYMENT AGREEMENT

                              Duties of Executive
                              -------------------



OVERALL RESPONSIBILITY:
----------------------

Chairman of the Board
---------------------

     The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of the Company. The Chairman of the Board shall have the duties and responsibilities set forth in the By-laws of the Company and shall work to fulfill the Company's obligations to its various audiences, including but not limited to, owners, investment bankers, analysts, employees, suppliers and customers.


Chief Financial Officer
-----------------------

     This is the top corporate financial job, with responsibility for formulating financial policy and plans. Responsible for providing overall direction for the accounting, tax, insurance, budget, credit and treasury functions. Directs activities associated with the security and investment of the Company's assets and funds, and ensures that financial transactions, policies and procedures meet corporate short- and long-term objectives, and regulatory body requirements.

                                   EXHIBIT B

                            TO EMPLOYMENT AGREEMENT

                             Incentive Compensation
                             ----------------------

                                  SCHEDULE A


     A non-qualified option to purchase thirty thousand (30,000) shares of Company's common stock at an exercise price equal to fair market value on the date of grant, vesting over four years from the date of grant.

                                  SCHEDULE B

     Executive shall receive a cash bonus of Thirty-Three Thousand and No/100 Dollars ($33,000.00) (the "Bonus") in the event the Company shall report earnings for the first six (6) months of 1998 which are, after taking into account the Bonus and similar bonus amounts payable to other senior executives of the Company, at or above the June 15, 1998 consensus of analyst estimates for such six (6) month period. Payment of any Bonus payable shall be made within forty-five (45) days of June 30, 1998. In the event the Company would not meet the consensus of analyst estimates if the full Bonus were paid, the Bonus shall be reduced, pro rata with similar bonus amounts payable to other senior executives of the Company, to such lower amount so the Company may pay the reduced Bonus and reach such consensus earning estimates.

                              INFOCURE CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

     THIS AGREEMENT is made and entered into as of this 1st day of June, 1998 (the "Award Date"), by and between InfoCure Corporation (the "Company"), a Delaware corporation and Richard E. Perlman (the "Employee").

                                  BACKGROUND

     A. The Board of Directors of the Company ("Board") desires to make an award of restricted shares of the Company's stock to Employee to promote and increase his personal interests in the welfare of the Company and to provide incentives to him as one of the officers who is primarily responsible for the operations of the Company and for shaping and carrying out the long-range plans of the Company and aiding in its continued growth and financial success.

     B. The Board has authorized the grant to Employee of a restricted stock award to purchase shares of the common stock, $.001 par value ("Common Stock") of the Company.

     C. The Company and Employee wish to confirm herein the terms, conditions, and restrictions of the restricted stock award.

     For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree:

                                   SECTION 1
                                AWARD OF SHARES

     1.1  Award of Shares.  Subject to the terms, restrictions, limitations, and
          ---------------
conditions stated herein, the Company hereby awards to Employee Thirty Thousand (30,000) shares of Common Stock (the "Bonus Shares").

     1.2  Vesting of Bonus Shares.  Employee shall become vested in the Bonus
          -----------------------
Shares as described in the vesting schedule attached hereto as Schedule I (the
                                                               ----------
"Vesting Schedule"), except that the Board of Directors may, in its sole discretion, waive all or a part of the Vesting Schedule, from time to time, in which case all Bonus Shares shall become vested according to the terms of the waiver. The Bonus Shares which have become vested pursuant to the Vesting Schedule or by virtue of waiver of the Vesting Schedule by the Board of Directors are herein referred to as the "Vested Bonus Shares" and all Bonus Shares which are not Vested Bonus Shares are sometimes herein referred to as the "Unvested Bonus Shares."

     1.3  Additional Condition to Bonus Shares.  In order not to forfeit the
          ------------------------------------
Bonus Shares for any such Bonus Shares, Employee must deliver to the Company, within ten (10) days after the occurrence of an event in the Vesting Schedule, pursuant to which some or all of the Bonus Shares become Vested Bonus Shares (a "Vesting Date"), either a certified check payable to the Company in the amount of all withholding tax obligations (whether federal, state or local), imposed on the Company by reason of the vesting of the Bonus Shares, or the Withholding Election described in Section 1.4. Upon receipt of payment in full of all withholding tax obligations, the Company shall cause a certificate representing the Bonus Shares to be issued and delivered to the Share Custodian pursuant to the instructions of Employee as provided in Section 1.5.

     1.4  Optional Withholding Election.  In lieu of paying the withholding tax
          -----------------------------
obligation in cash, as described in Section 1.3, Employee may elect to have the actual number of Vested Bonus Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock on the Vesting Date as determined by the Board of Directors, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Bonus Shares (the "Withholding Election"). Employee may make a Withholding Election only if all of the following conditions are met:

          A. The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto;
                                                   ---------

          B. Any Withholding Election made will be irrevocable; however, the acceptance by the Board of any Withholding Election shall rest solely in the Board's unfettered discretion; and

          C. If Employee is required to file beneficial ownership reports pursuant to Subsection (a) of Section 16 of the Securities Exchange Act of 1934, at any time during a period in which some or all of the Bonus Shares vest, then the Withholding Election must be made (i) at least six (6) months prior to the Tax Date applicable to the Vesting Date of Bonus Shares and (ii) prior to the Tax Date and in any ten (10) day period beginning on the third (3rd) day following the release of the Company's quarterly or annual summary statement of sales and earnings.

     1.5  Bonus Shares Held by the Share Custodian.  Employee hereby authorizes
          ----------------------------------------
and directs the Company to deliver any share certificate issued by the Company to evidence Bonus Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Board (the "Share Custodian") to be held by the Share Custodian until the Bonus Shares vest in accordance with
Schedule I.
----------

     During the period that the Share Custodian holds the shares of Common Stock subject to this Section 1.5, Employee shall be entitled to all rights applicable to shares of Common Stock not so held; provided, however, in the event the number of shares of Common Stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of Common Stock or other securities of the Company in respect of such shares of Common Stock, Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially purchased thereunder.

     1.6  Rights as Stockholder.  Employee, or, if applicable, the Transferee
          ---------------------
(as defined in Section 3.13.F.), shall have no rights as a stockholder with respect to any Bonus Shares until a stock certificate for the shares is issued in Employee's name. Employee shall be entitled to dividends paid or declared on Vested Bonus Shares, for which the record date is prior to a Vesting Date. Employee shall not be entitled to dividends on Unvested Bonus Shares.

     1.7  Investment Representations.  Employee hereby represents, warrants,
          --------------------------
covenants, and agrees with the Company as follows:

          A. The Bonus Shares being acquired by Employee will be acquired for Employee's own account without the participation of any other person, with the intent of holding the Bonus Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Bonus Shares and not with a view to, or for resale in connection with, any distribution of the Bonus Shares, nor is Employee aware of the existence of any distribution of the Bonus Shares;

          B. Employee is not acquiring the Bonus Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Bonus Shares, but rather upon an independent examination and judgment as to the prospects of the Company;

          C. The Bonus Shares were not offered to Employee by means of publicly disseminated advertisements or sales literature, nor is Employee aware of any offers made to other persons by such means;

          D. Employee is able to bear the economic risks of the investment in the Bonus Shares, including the risk of a complete loss of his investment therein;

          E. Employee understands and agrees that the Bonus Shares will be issued and sold to Employee without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "1933 Act"), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

          F. The Bonus Shares cannot be offered for sale, sold or transferred by Employee other than pursuant to: (i) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act and (ii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          G. The Company will be under no obligation to register the Bonus Shares or to comply with any exemption available for sale of the Bonus Shares without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Bonus Shares;

          H. Employee has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. Employee has examined such of these documents as Employee has wished and is familiar with the business and affairs of the Company. Employee realizes that the purchase of the Bonus Shares is a speculative investment and that any possible profit therefrom is uncertain;

          I. Employee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Employee has received all information and data with respect to the Company which Employee has requested and which Employee has deemed relevant in connection with the evaluation of the merits and risks of Employee's investment in the Company;

          J. Employee has such knowledge and experience in financial and business matters that Employee is capable of evaluating the merits and risks of the purchase of the Bonus Shares hereunder and Employee is able to bear the economic risk of such purchase; and

          K. The agreements, representations, warranties, and covenants made by Employee herein extend to and apply to all of the Bonus Shares of the Company issued to Employee pursuant to this restricted stock award. Acceptance by Employee of the certificate representing such Bonus Shares shall constitute a confirmation by Employee that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

                                   SECTION 2
                  RESTRICTIONS AND FORFEITURE OF BONUS SHARES

     2.1  Forfeiture Upon Termination of Employment.  Notwithstanding anything
          -----------------------------------------
to the contrary herein, upon Termination of Employment (as defined in Section 3.13.E.) for:

          A. Cause (as defined in Section 3.13.A.), all Unvested Bonus Shares shall be forfeited, effective upon the Effective Date of Termination (as defined in Section 3.13.C.); or

          B.  A reason other than Cause, death, or Disability as defined under
Section 4. of that certain Employment Agreement by and between Employee and Company, dated as of January 1, 1998, certain Unvested Bonus Shares shall become vested in accordance with the following formula and the remainder shall be forfeited, such accelerated vesting and forfeiture shall be effective upon the Effective Date of Termination: The closing price of the Common Stock of the Company on the Effective Date of Termination (such price to be adjusted to reflect changes in capitalization set forth in Section 3.1) shall be divided by $40.00 and the result shall be multiplied by the total number of Unvested Bonus shares to reach the number of Unvested

Bonus Shares in the "Vesting Pool" (the number of shares in the "Vesting Pool", however, shall not be greater than the number of Unvested Bonus Shares); the number of shares in the Vesting Pool shall then be multiplied by a fraction, the numerator of which is the number of years served in the initial term of the Employment Agreement at the Effective Date of Termination (rounded up to the next whole year) and the denominator of which shall be four (4), to reach the number of Unvested Bonus Shares that will become vested.

     2.2  Restrictions on Transfer of Bonus Shares.  Bonus Shares shall be
          ----------------------------------------
subject to the following restrictions:

          A. Except for transfers made in compliance with Section 2.2.B. below, or as otherwise required or permitted hereunder, none of the Bonus Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Employee, or if the Bonus Shares are held or owned of record by a Transferee, by such Transferee. The foregoing notwithstanding, the Board may, but shall not be obligated to, approve the transfer of such Bonus Shares upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Bonus Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Section 2.2 and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. Any Bonus Shares transferred by bequest or by operation of the laws of descent and distribution shall remain subject to the restrictions set forth in this Section 2.2 and all applicable rights in favor of the Company set forth elsewhere herein in the hands of any transferee thereof. Nothing contained herein, however, shall be deemed to impose any requirement that any transferee be an officer, director, or employee of or consultant to the Company.

          B. The Bonus Shares may be transferred by Employee to a Transferee upon the death or Disability of Employee, provided that all such Bonus Shares shall remain subject to the restrictions set forth in this Section 2.2 and all applicable rights in favor of the Company set forth elsewhere herein in the hands the Transferee and of any subsequent transferee of the Transferee.

     2.3  Noncompetition.  As a condition to preserving the benefits provided by
          --------------
this Agreement, the Employee agrees to the restrictive covenant provisions contained in Sections 6., 7. and 8 of that certain Employment Agreement by and between Company and Employee of even date herewith. In the event that the Committee determines in good faith that the Employee has violated the provisions of this Section, then notwithstanding any other provisions contained in this Agreement, the Employee (or his heir, legatee or Transferee) shall forfeit any further right to Bonus Shares.

     2.4  Termination of Restrictions.  The restrictions contained in Section
          ---------------------------
2.2 shall terminate once the Bonus Shares become vested, but will remain subject to the restrictions on transfer set forth in Section 3.2.

                                   SECTION 3
                               GENERAL PROVISIONS

     3.1  Change in Capitalization.  If the number of outstanding shares of the
          ------------------------
Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board in the number and kind of Bonus Shares, such that Employee's proportionate interest shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board under this Section shall be final, binding, and conclusive.

     3.2  Legends.  Each certificate representing the Bonus Shares shall be
          -------
endorsed with the following legend and Employee shall not make any transfer of the Bonus Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT DATED JULY 1, 1998, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES; (II) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR (III) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     Employee agrees that the Company may also endorse any other legends required by applicable federal or state securities laws.

     The Company need not register a transfer of the Bonus Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Bonus Shares unless the conditions specified in the foregoing legends are satisfied.

     3.3  Removal of Legend and Transfer Restrictions.
          -------------------------------------------

          A. Any legend endorsed on a certificate pursuant to Section 3.2 and the stop transfer instructions with respect to the Bonus Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Bonus Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available.

          B. The restrictions described in the second sentence of the legend set forth in Section 3.2 may be removed at such time as permitted by Rule 144(k) promulgated under the Securities Act.

     3.4  Governing Laws.  This Agreement shall be construed, administered and
          --------------
enforced according to the laws of the State of Delaware; provided, however, no Bonus Shares shall be issued except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which Employee resides, and/or any other applicable securities laws.

     3.5  Successors.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

     3.6  Notice.  Except as otherwise specified herein, all notices and other
          ------
communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     3.7  Severability.  In the event that any one (1) or more of the provisions
          ------------
or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     3.8  Entire Agreement.  This Agreement expresses the entire understanding
          ----------------
and agreement of the parties with respect to the subject matter. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     3.9  Violation.  Any transfer, pledge, sale, assignment, or hypothecation
          ---------
of the Bonus Shares or any portion thereof (other than in strict compliance with this Agreement) shall be a violation of the terms of this Agreement and shall be void and without effect.

     3.10  Headings.  Paragraph headings used herein are for convenience of
           --------
reference only and shall not be considered in construing this Agreement.

     3.11  Specific Performance.  In the event of any actual or threatened
           --------------------
default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     3.12  No Employment Rights Created.  The award of Bonus Shares hereunder
           ----------------------------
shall be construed as giving Employee the right to continued employment with the Company.

     3.13  Certain Definitions.  The capitalized terms listed below are used
           -------------------
herein with the meaning thereafter ascribed:

           A. "Cause" shall have the meaning set forth in Section 4.A. of that certain Employment Agreement by and between the Company and Employee dated as of January 1, 1998; for purposes of this Agreement only, Cause shall also mean voluntary resignation of employment by Employee not contemplated by such Employment Agreement.

           B. "Disability" shall have the meaning set forth for "Total and Permanent Disability" in Section 4.B. of that certain Employment Agreement by and between Company and Employee dated as of January 1, 1998.

           C. "Effective Date of Termination" means the effective date of Termination of Employment as stated in any notice of termination given by the Company or Employee, or in the event no such notice of termination is given by either the Company or Employee, then the date on which Employee last performs the duties of Employee's employment or position with the Company as determined by the Committee.

           D. "Public Offering" means the offering for sale by the Company of securities of the same class as the Bonus Shares pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, or any comparable law then in effect, and the effective date of any such Public Offering shall be the first day on which the securities covered thereby may lawfully be offered and sold pursuant to such Registration Statement.

           E. "Termination of Employment" means the termination of the employee-employer relationship between Employee and the Company (and its parents and subsidiaries) for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, or retirement, notwithstanding that severance or similar payments are made to Employee. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.

           F. "Transferee" means the estate, or the executor or administrator of the estate, of a deceased Optionee, or the personal representative of an Optionee suffering a Disability.

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                              COMPANY:

                              InfoCure Corporation


                              By:  /s/ Frederick L. Fine
                                 -------------------------------------------

                              Title:  President and Chief Executive Officer
                                    ----------------------------------------

ATTEST:

       /s/ Susan Gustafson
---------------------------------

Title:  Vice President
      ---------------------------

           [CORPORATE SEAL]


                              EMPLOYEE:

                              /s/ Richard E. Perlman           (SEAL)
                              ---------------------------------
                              Richard E. Perlman

                                  SCHEDULE I
                                      TO
                             INFOCURE CORPORATION
                       RESTRICTED STOCK AWARD AGREEMENT

                               Vesting Schedule
                               ----------------

     "Vested Bonus Shares" means:  Thirty Thousand (30,000) shares on the tenth
(10th) anniversary date of the Award Date ("Vesting Date").

     1.  Construction.
         ------------

         A. For purposes of the Vesting Schedule, Employee shall be granted a year of service for each consecutive twelve (12) consecutive-month period after the Award Date during which Employee remains, at all times, employed on a full-time basis by the Company, as determined by the Board.

         B. Except as provided in Section 2.1.B. of the Restricted Stock Award Agreement and in 2.A. and 2.D. below, the right of Employee to vest in Bonus Shares shall cease upon the Employee's Termination of Employment by the Company, and thereafter, no further shares shall become vested.

     2.  Accelerated Vesting Provisions.  Notwithstanding any contrary provision
         ------------------------------
in this Agreement, Unvested Bonus Shares shall be vested under the following circumstances, effective at the time specified:

         A. All Unvested Bonus Shares shall be fully vested in the event Employee ceases to be an employee of the Company by reason of death or Disability (as defined in Section 3.13.B.), effective on the date of such death or Disability.

         B. Fifty percent (50%) of the Unvested Bonus Shares shall be fully vested in the event the average per share closing price for the Company's stock over a period of twenty (20) consecutive trading days reaches Twenty-Five and No/100 Dollars ($25.00) (such price to be adjusted to reflect changes in capitalization set forth in Section 3.1).

         C. All Unvested Bonus Shares shall be fully vested in the event the average per share closing price for the Company's stock over a period of twenty
(20) consecutive trading days reaches Forty and No/100 Dollars ($40.00) (such price to be adjusted to reflect changes in capitalization set forth in Section 3.1).

         D. Upon Termination of Employment (as defined in Section 3.13.E.) for a reason other than Cause, death or Disability (as defined under Section 4. of that certain Employment Agreement by and between Employee and Company) all of the Unvested Bonus Shares not forfeited by reason of Section 2.1.B. shall be fully vested.

     3.  Adjustment to Vested Bonus Shares.  Appropriate adjustments shall be
         ---------------------------------
made to the number of Vested Bonus Shares to reflect any Withholding Election made by Employee.

             Schedule I to Restricted Stock Award Agreement

                                   EXHIBIT A
                                       TO
                              INFOCURE CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT

                         Notice of Withholding Election
                         ------------------------------

TO:    INFOCURE CORPORATION

FROM:  Name
           ----------------------------

RE:    Withholding Election

--------------------------------------------------------------------------------

     This election relates to the Restricted Stock Award identified in Paragraph 3 below. I hereby certify that:

       (1) My correct name and social security number and my current address are set forth at the end of this document.

       (2)    I am (check one, whichever is applicable).

              [ ] The original recipient of the Restricted Stock Award.

              [ ] The legal representative of the estate of the original recipient of the Restricted Stock Award.

              [ ] A legatee of the original recipient of the Restricted Stock
                  Award.

              [ ] The legal guardian of the original recipient of the Restricted
                  Stock Award.

       (3) The Restricted Stock Award pursuant to which this election is made is dated and was issued in the name of __________ for ________ (___) shares of Common Stock. This election relates to ________ (___) shares of Common Stock issuable upon vesting of the Bonus Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect any stock splits and other adjustments made by the Board of Directors of the Company.

       (4) In connection with any future vesting of the Restricted Stock Award with respect to the Bonus Shares, I hereby elect to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise. The shares to be withheld shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

       (5) This Withholding Election is made prior to the Tax Date and is otherwise timely made.

       (6) I understand that this Withholding Election may not be revised, amended or revoked by me, but is subject to the disapproval of the Board of Directors.

       (7) I further understand that, if this Withholding Election is not disapproved by the Board of Directors, the Company shall withhold from the Vested Bonus Shares a number of shares of Common Stock having the value specified in Paragraph 4 above.


Dated:
      -------------------          ---------------------------------------------
                                   Legal Signature


-------------------------          ---------------------------------------------
Social Security Number             Name (Printed)

                                   ---------------------------------------------
                                   Street Address

                                   ---------------------------------------------
                                   City, State, Zip Code

                              INFOCURE CORPORATION
                  Non-qualified Stock Option Grant Certificate

     InfoCure Corporation, a Delaware corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares"), at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate.


In witness whereof,          Shares Subject to          Optionee acknowledges
this Stock Option            Option:  30,000            that there may be
Grant Certificate                                       adverse tax
has been executed            Exercise Price Per         consequences upon
by the Company by            Share:  $12.25             exercise of this Option
a duly authorized                                       or disposition of the
officer as of the            Term of Option: Ten        Shares and that
date specified               years                      Optionee should consult
hereon.                                                 a tax adviser prior to
                                                        such exercise or
                                                        disposition.

InfoCure Corporation         Shares subject to          ----------------------
                             issuance under this        Signature of Optionee
                             Option shall be eligible
By:                          for exercise according
   ------------------        to the vesting schedule
                             selected below and
                             further described in
                             Section 9 on the reverse
Date of Grant:               of this Stock Option       Richard E. Perlman
June 1, 1998                 Grant Certificate.         ------------------------
                                                        Print Name of Optionee

                             Four Year Vesting
Type of Stock Option:
    Non-qualified



  1. Exercise Period of Option.  Subject to the terms and conditions of this
     -------------------------
Stock Option Grant Certificate, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the vesting schedule selected on the reverse of this Stock Option Grant Certificate and as described in Section 9 below, prior to the date which is the last day of the Term set forth on the face hereof following the Date of Grant (the "Expiration Date").

  2. Restrictions on Exercise.  This Option may not be exercised unless such
     ------------------------
exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

  3. Termination of Option.  Except as provided below in this Section, this
     ---------------------
Option may not be exercised after the date which is ninety (90) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 9 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and the effective date on which such services cease (the "Termination Date").

     (a) Termination Generally.  If Optionee ceases to perform services for the
         ---------------------
Company, or any Parent or Subsidiary, for any reason other than a Termination for Cause, as defined below, or death or disability (within the meaning of Code
Section 22(e)(3)), this Option shall be terminated, along with any and all rights or subsequent rights attached thereto, ninety (90) days following the Termination Date, but in no event later than the Expiration Date.

     (b) Termination for Cause.  If Optionee ceases to perform services for the
         ---------------------
Company, or any Parent or Subsidiary, due to a Termination for Cause, as defined in that certain employment agreement between Optionee and the Company dated January 1, 1998 (the "Employment Agreement"), this Option shall immediately be terminated, along with any and all rights or subsequent rights attached thereto, as of the Termination Date, but in no event later than the Expiration Date.

     (c) Death or Disability.  If Optionee ceases to perform services for the
         -------------------
Company, or any Parent or Subsidiary, as a result of the death or disability of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

     (d) No Right to Employment.  Nothing in this Stock Option Grant Certificate
         ----------------------
shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee's employment or other relationship at any time, with or without cause.

  4. Manner of Exercise.
     ------------------

     (a) Exercise Agreement.  This Option shall be exercisable by delivery to
         ------------------
the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

     (b) Exercise Price.  Such notice shall be accompanied by full payment of
         --------------
the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (or check) or, where permitted by law and approved by the Board in its sole discretion: (i) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares), or were obtained by Optionee in the open public market, having a fair market Value equal to the Exercise Price of the Shares being purchased; or (ii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a fair market value equal to the exercise price of the Shares being purchased (including the withheld Shares).

     (c) Withholding Taxes.  Prior to the issuance of Shares upon exercise of
         -----------------
this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a fair market value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

     (d) Issuance of Shares.  Provided that such notice and payment are in form
         ------------------
and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

  5. Nontransferability of Option.  This Option may not be transferred in any
     ----------------------------
manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.

  6. Tax Consequences.  OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS
     ----------------
OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE.

  7. Interpretation.  Any dispute regarding the interpretation of this Stock
     --------------
Option Grant Certificate shall be submitted by Optionee or the Company to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

  8. Entire Agreement.  Optionee acknowledges and agrees that the granting of
     ----------------
this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate constitutes the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof. All prior agreements, commitments and understandings between the parties hereto regarding the subject matter hereof are merged into this Stock Option Grant Certificate and the Exercise Agreement.

  9. Vesting and Exercise of Shares.  Subject to the terms of this Stock Option
     ------------------------------
Grant Certificate and the Exercise Agreement, the issuance of Shares pursuant to the exercise of this Option shall be subject to the vesting restrictions selected on the reverse side of this Stock Option Grant Certificate and defined below. For purposes of this Section, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board.

  Optionee may exercise this Option with respect to the percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the Date of Grant:

  (a) After twelve (12) months of Continuous Service, up to twenty-five percent (25%) of the Shares;

  (b) After twenty-four (24) months of Continuous Service, up to fifty percent (50%) of the Shares;

  (c) After thirty-six (36) months of Continuous Service, up to seventy-five percent (75%) of the Shares; and

  (d) After forty-eight (48) months of Continuous Service, up to one hundred percent (100%) of the Shares.

  Notwithstanding anything herein to the contrary, if Optionee's employment by the Company is terminated by the Company without cause pursuant to Section 4.D. of the Employment Agreement, the vesting of this Option shall be accelerated as of the Termination Date such that the Option shall be vested and exercisable to the same extent as if Optionee had remained employed by the Company continuously until the first anniversary of the next succeeding June 1.